 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 29, 2020

DCP MIDSTREAM, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

(303) 595-3331
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	DCP	New York Stock Exchange
7.875% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRB	New York Stock Exchange
7.95% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRC	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2020, Mr. Brent Backes, Group Vice President and General Counsel, provided notice of his decision to retire from DCP Midstream GP, LLC, the general partner of the general partner of DCP Midstream, LP (the “Company”), effective December 31, 2020.

The Company greatly appreciates Mr. Backes for his many years of excellent service and contributions to the organization and wishes him the very best in retirement.

Mr. George Green, currently Vice President and Deputy General Counsel, will become General Counsel of the Company following the retirement of Mr. Backes. Mr. Green joined the Company’s legal department in 2014 and has since held roles of increasing responsibility. Prior to joining the Company, he was an attorney in private practice where he represented clients in business disputes, contract claims, product liability cases, and environmental matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2020	DCP MIDSTREAM, LP

By: DCP MIDSTREAM GP, LP
its general partner

By: DCP MIDSTREAM GP, LLC
its general partner

By: /s/ Kamal Gala
Kamal Gala
Corporate Secretary